Exhibit 99.1

Press Contact:	Investor Contact:
Jordan Hassin	Kenneth Levy
Iridium Communications Inc.	Iridium Communications Inc.
Jordan.Hassin@Iridium.com	Ken.Levy@Iridium.com
+1 (703) 287-7421	+1 (703) 287-7570
Twitter: @Iridiumcomm

Iridium Announces Closing of $1.45 Billion Refinancing

MCLEAN, Va. – November 4, 2019 – Iridium Communications Inc. (Nasdaq: IRDM) today announced the closing of a $1.45 billion, seven-year term loan that sets the stage for the company to complete its financial transformation. The new credit agreement formally retires Iridium’s previous credit facility initiated in 2010 and guaranteed by BPI France (formerly COFACE), which enabled Iridium to finance the Iridium® NEXT program. An additional $100 million, five-year revolving loan facility is also included in the new agreement.

The new term-loan offering was significantly oversubscribed and, as a result, achieved favorable terms, including an interest rate of LIBOR plus 3.75% with a 0.5% original issue discount. The success of the offering highlighted the company’s position as a unique investment opportunity, showing its rare combination of growth and levered free cash flow generation. The term loan provides Iridium added financial flexibility to consider shareholder-friendly activities, including share buybacks, dividends and opportunistic strategic investments, coincident with anticipated reductions in net leverage.

“This transaction simplifies Iridium’s capital structure and adds financial flexibility to benefit our shareholders,” said Tom Fitzpatrick, chief financial officer, Iridium. “As we continue to de-lever our balance sheet, Iridium and our shareholders will increasingly see the fruits of the financial transformation we have been working towards.”

“This year has been filled with many major milestones for Iridium, including completion of the Iridium NEXT program, launching of Iridium Certus® broadband service, the signing of a seven-year contract with the U.S. government and many more,” said Matt Desch, chief executive officer, Iridium. “The refinancing of our credit facility is perhaps the most significant financial development for Iridium since the signing of the BPI export credit facility about a decade ago that launched our network evolution. This was the final step in our financial transformation and unlocks benefits for Iridium and its shareholders.”

Deutsche Bank AG New York Branch is serving as Administrative Agent and Collateral Agent, while Deutsche Bank Securities Inc., Barclays Bank PLC, Credit Suisse Loan Funding LLC, Wells Fargo Securities, LLC and Société Générale acted as joint lead arrangers and bookrunners.

For more information about Iridium, visit: www.iridium.com

About Iridium Communications Inc.

Iridium® is the only mobile voice and data satellite communications network that spans the entire globe. Iridium enables connections between people, organizations and assets to and from anywhere, in real time. Together with its ecosystem of partner companies, Iridium delivers an innovative and rich portfolio of reliable solutions for markets that require truly global communications. The company has recently completed its next-generation satellite network and launched its new specialty broadband service, Iridium Certus. Iridium Communications Inc. is headquartered in McLean, Va., U.S.A., and its common stock trades on the Nasdaq Global Select Market under the ticker symbol IRDM. For more information about Iridium products, services and partner solutions, visit www.iridium.com.

Forward-Looking Statements

Statements in this press release that are not purely historical facts may constitute forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding Iridium’s expectations with respect to the the expected benefits of the refinancing, expected de-leveraging, and the potential for paying dividends, buying back shares or making strategically valuable investments. Forward-looking statements can be identified by the words “anticipates,” “may,” “can,” “believes,” “expects,” “projects,” “intends,” “likely,” “will,” “to be” and other expressions that are predictions or indicate future events, trends or prospects. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Iridium to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, uncertainties regarding customer demand for Iridium’s products and services, including demand from the U.S. government; Iridium’s ability to maintain the health, capacity and content of its satellite constellation, and the development of and market for Iridium’s products and services, as well as general industry and economic conditions, and competitive, legal, governmental and technological factors. Other factors that could cause actual results to differ materially from those indicated by the forward-looking statements include those factors listed under the caption “Risk Factors” in the Company’s Form 10-K for the year ended December 31, 2018, filed with the Securities and Exchange Commission (“SEC”) on February 28, 2019, as well as other filings Iridium makes with the SEC from time to time. There is no assurance that Iridium’s expectations will be realized. If one or more of these risks or uncertainties materialize, or if Iridium’s underlying assumptions prove incorrect, actual results may vary materially from those expected, estimated or projected. Iridium’s forward-looking statements are based on information available to it as of the date of this press release and speak only as of the date of this press release, and Iridium undertakes no obligation to update forward-looking statements.